Exhibit 99.1

Energy XXI Reports Fiscal 2016 First quarter Results and Operations Update

HOUSTON – Nov. 9, 2015 – Energy XXI (NASDAQ: EXXI) today announced financial and operating results for the three months ended September 30, 2015 (fiscal 2016 first quarter), and provided an operations update. Highlights include:

•	Production continues to be stable
o	1Q 2016 net oil production averaged 42,200 barrels per day
o	1Q 2016 total net production averaged 58,900 barrels equivalent per day
•	Lease Operating Expenses (LOE) decreased 34% year over year
o	$94 million in 1Q 2016, decreased from $142 million in 1Q 2015
•	Over $890 million in face-value debt retired in 2015 to-date
•	Annualized interest savings of approximately $65 million, ~$3.00 per barrel of oil equivalent (BOE)
•	Total liquidity of $510 million

“We continue to execute successfully on multiple objectives,” Energy XXI President and Chief Executive Officer John Schiller said.  “Our operations team continues to deliver stable production, while reducing our LOE costs, and improving our efficiency in the Gulf of Mexico.   Production for the fiscal 2016 first quarter totaled 5.42 million barrels of oil equivalent (MMBOE), compared to 5.38 MMBOE in the same period last year.  LOE for fiscal 2016 first quarter were $94 million compared to $142 million in the fiscal 2015 first quarter.  The 34 percent year over year decrease was driven by a combination of synergies gained from the EPL acquisition, operational efficiencies, and lower service costs in the field as a result of the commodity price erosion,” Mr. Schiller continued.  “Our finance team continues to reduce debt while managing our liquidity.  We have retired over $890 million in face value of our bonds through open-market purchases and continue to look for opportunities to reduce our leverage and minimize annual interest payments.”

For the fiscal 2016 first quarter, adjusted EBITDA was $89.0 million (a non-GAAP measure reconciled below), on revenue of $257.8 million, as total net production volumes averaged 58,900 barrels of oil equivalent per day (BOE/d), 72 percent of which was oil.  These results compare with fiscal 2015 first quarter adjusted EBITDA of $231.5 million on revenue of $461.4 million and volumes of 58,600 BOE/d, 71 percent oil.  Net loss attributable to common shareholders in the 2016 fiscal first quarter totaled ($576.2) million, or ($6.08) per diluted share, compared with fiscal 2015 first quarter net income attributable to common shareholders of $24.3 million, or $0.24 per diluted share.  Net loss attributable to common shareholders in the 2016 fiscal first qurter includes a non-cash impairment charge on its oil and gas assets of $904.7 million, or ($9.54) per diluted share, due to sustained lower commodity prices and a gain on early extinguishment of debt of $458.3 million, or $4.83 per diluted share, resulting from our bond repurchases.  Excluding these two items and other non-cash items, the company’s fiscal 2016 first quarter adjusted net loss attributable to common shareholders was ($155.8) million, or ($1.64) per diluted share, compared with adjusted net loss attributable to common shareholders in fiscal 2015 first quarter of ($31.8) million, or ($0.34) per diluted share.

 (Adjusted EBITDA and Adjusted Net Income (Loss) is a non-GAAP financial measure and is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” in the tables below)

Operations Update

Production for the 2016 fiscal first quarter averaged 58,900 BOE/d, of which 42,200 was oil.  Current production for the fiscal second quarter to date is approximately 54,500 BOE/d, as a result of third-party pipeline downtime during the quarter.  With a majority of the downtime back online, production for the month of November has averaged 56,515 BOE/d.

 The West Delta 73 (100% WI/ 83% NRI) rig demobilization has been completed and the field has returned to full production, averaging over 5,900 BOE/d net.  Operations were shut-in temporarily to remove the rig in October, which had an impact on average production for the fiscal second quarter of 775 BOE/d.

The company began the recompletion of the Landers well in South Louisiana (74% WI/ 55% NRI).  The Landers well has produced 48 billion cubic feet of gas since coming online in 2011.  This large gas unit has multiple stacked pay zones.  The company is currently recompleting to the MA7 sand, and expects it to come online this December at a rate of 20-24 Mmcf/d, approximately 15-17 Mmcf/d net to Energy XXI.

The Highlander well (18% WI/ 13% NRI) in South Louisiana, operated by Freeport McMoRan, has been remediated and returned to production as of September 29, 2015, at 25 Mmcf/d.  The well was taken offline in July 2015 to begin remediation and to expand an amine unit to allow for higher production rates.  The operator expects that the new amine unit will be commissioned and operational this December and is expected to allow the well to produce over 45 Mmcf/d, 8 Mmcf/d net to Energy XXI.

The company reaffirms 2016 full year production ranges as detailed below.

Volume Projections	FY 2016
Net Production (per day)
Oil, including NGLs (Bbls)	35,000 – 40,000
BOE	54,000 – 59,000
Oil, including NGLs (using midpoint of guidance)	~66%

Capital Expenditures and Liquidity

For fiscal 2016 full year, the company is targeting a range of $130 - $150 million in capital expenditures.  Fiscal 2016 first quarter ended September 30, 2015, capital expenditures totaled approximately $55 million excluding acquisitions, of which approximately $33 million was spent on development of our core properties, and $22 million on other assets, mostly attributable to plugging and abandonment costs.

As of October 31, 2015, the company had total liquidity of $510 million. The company has been opportunistic in repurchasing bonds, and to date has retired over $890 million in face value of bonds with annualized cash interest expense savings of more than $65 million.  We continue to analyze a variety of transactions designed to reduce our leverage.

Conference Call Today, Nov. 9, at 9 a.m. CST

Energy XXI will host its fiscal 2016 first quarter conference call Monday, Nov. 9, at 9:00 a.m. CST. The dial-in number is 1 (877) 794-3620 (U.S.) and the confirmation code is 72125657.  For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's consolidated financial statements, such as industry analysts and investors. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses, gains/losses on derivatives less net cash received or paid in settlement of commodity derivatives, non-cash impairments, non-cash gain or (loss) on extinguishment of debt and other similar non-cash or non-recurring charges. Adjusted EBITDA is not a measure of net income or cash flows as determined by the United States generally accepted accounting principles, or GAAP.

Adjusted net income (loss) is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts and investors. We define adjusted net income (loss) as net income (loss) before derivative fair value (gain) loss, excluding net cash receipts on settled derivative instruments incentive unit expense, non-cash impairments, non-cash gain (loss) on extinguishment of debt and other similar non-cash or non-recurring items. Adjusted net income (loss) is not a measure of net income as determined by the United States generally accepted accounting principles, or GAAP.

The following tables presents a reconciliation of the GAAP financial measure net income to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Net Income (Loss) for the periods presented:

ENERGY XXI LTD
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share information)
(Unaudited)

	September 30,
	2015	2014

Net Income (Loss) attributable to common shareholders	$(576,246)	$24,318

Total gain on commodity derivative contracts - net	(55,430)	(55,095)
Cash settlements, net of purchased put premium amortization	18,742	1,630
Impairment of oil and natural gas properties	904,669	-
Gain on early extinguishment of debt	(458,278)	-
Income (Loss) from equity method investees	10,746	(959)

Adjusted net (Loss) attributable to common shareholders	(155,797)	(31,736)

Weighted average fully diluted shares outstanding	94,778	93,833

Adjusted loss per share assuming dilution	$(1.64)	$(0.34)

ENERGY XXI LTD
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share information)
(Unaudited)

	September 30,
	2015	2014

Net Income (Loss)	$(573,392)	$27,190
Interest expense, net	102,724	65,312
Depreciation, depletion and amortization	124,024	159,140
Income tax expense	-	16,649

EBITDA	(346,644)	268,291
Total Gains on commodity derivative contracts – net	(55,430)	(56,725)
Cash settlements, net of purchased put premium amortization	18,742	1,630
Impairment of oil and natural gas properties	904,669	-
Gain on early extinguishment of debt	(458,278)	-
Accretion of asset retirement obligations	14,784	12,819
Acquisition and integration costs and disposition costs	-	120
Severance payments	-	3,015
One time bank fee related to covenant waiver	-	1,500
Loss from equity method investees	10,746	(959)
Stock-based compensation	383	1,779

Adjusted EBITDA	$88,972	$231,470

Adjusted EBITDA per share
Basic	$0.94	$2.47
Diluted	$0.86	$2.26

Weighted average number of common shares outstanding
Basic	94,778	93,833
Diluted	103,296	102,300

ENERGY XXI LTD
OPERATING HIGHLIGHTS
(Unaudited)

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Operating Highlights	2015	2015	2015	2014	2014
	(In thousands, except per unit amounts)
Operating revenues
Oil sales	$178,908	$225,263	$177,605	$279,708	$370,155
Natural gas sales	23,485	23,908	27,012	31,801	34,561
Gain (loss) on derivative financial instruments	55,430	(29,711)	16,963	191,462	56,725
Total revenues	257,823	219,460	221,580	502,971	461,441
Percentage of operating revenues from oil
prior to gain (loss) on derivative financial instruments	88%	90%	87%	90%	91%
Operating expenses
Lease operating expense
Insurance expense	11,335	8,963	8,828	11,233	11,022
Workover and maintenance	22,028	12,243	10,773	13,130	29,416
Direct lease operating expense	61,259	72,268	88,509	95,003	102,147
Total lease operating expense	94,622	93,474	108,110	119,366	142,585
Production taxes	757	1,492	1,537	2,263	3,093
Gathering and transportation	14,978	3,459	3,726	4,771	9,188
Depreciation, depletion and amortization	124,024	183,279	187,947	175,155	159,140
Accretion of asset retirement obligations	14,784	12,358	12,106	12,798	12,819
Impairment of oil and natural gas properties	904,669	1,852,268	569,616	-	-
Goodwill impairment	-	-	-	329,293	-
General and administrative	22,189	25,210	37,121	27,745	26,424
Total operating expenses	1,176,023	2,171,540	920,163	671,391	353,249
Operating income (loss)	$(918,200)	$(1,952,080)	$(698,583)	$(168,420)	$108,192

Sales volumes per day
Natural gas (MMcf)	100.4	103.2	110.4	96.5	100.7
Oil (MBbls)	42.2	42.0	41.6	41.8	41.8
Total (MBOE)	58.9	59.3	60.0	57.9	58.6
Percent of sales volumes from oil	72%	71%	69%	72%	71%

Average sales price
Oil per Bbl	$46.11	$58.87	$47.49	$72.70	$96.28
Natural gas per Mcf	2.54	2.55	2.72	3.58	3.73
Gain (loss) on derivative financial instruments per BOE	10.23	(5.51)	3.14	35.94	10.53
Total revenues per BOE	47.57	40.70	41.06	94.40	85.64

Operating expenses per BOE
Lease operating expense
Insurance expense	2.09	1.66	1.64	2.11	2.05
Workover and maintenance	4.06	2.27	2.00	2.46	5.46
Direct lease operating expense	11.30	13.40	16.40	17.83	18.96
Total lease operating expense per BOE	17.45	17.33	20.04	22.40	26.47
Production taxes	0.14	0.28	0.28	0.42	0.57
Gathering and transportation	2.76	0.64	0.69	0.90	1.71
Depreciation, depletion and amortization	22.88	33.99	34.83	32.87	29.54
Accretion of asset retirement obligations	2.73	2.29	2.24	2.40	2.38
Impairment of oil and natural gas properties	166.91	343.52	105.56	-	-
Goodwill impairment	-	-	-	61.80	-
General and administrative	4.09	4.68	6.88	5.21	4.90
Total operating expenses per BOE	216.96	402.73	170.52	126.00	65.57
Operating income (loss) per BOE	$(169.39)	$(362.03)	$(129.46)	$(31.60)	$20.07

ENERGY XXI LTD
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	September 30,	June 30,
ASSETS	2015	2015
Current Assets	(Unaudited)
Cash and cash equivalents	$491,461	$756,848
Accounts receivable
Oil and natural gas sales	75,902	100,243
Joint interest billings	19,979	12,433
Other	35,105	43,513
Prepaid expenses and other current assets	49,053	24,298
Restricted cash	9,708	9,359
Derivative financial instruments	50,904	22,229
Total Current Assets	732,112	968,923
Property and Equipment
Oil and natural gas properties, net - full cost method of accounting, including $437.8 million and $436.4 million of unevaluated properties not being amortized at September 30, 2015 and June 30, 2015, respectively	2,691,510	3,570,759
Other property and equipment, net	22,599	21,820
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	2,714,109	3,592,579
Other Assets
Derivative financial instruments	8,658	3,898
Equity investments	-	10,835
Restricted cash	32,682	32,667
Other assets and debt issuance costs, net of accumulated amortization	71,068	81,927
Total Other Assets	112,408	129,327
Total Assets	$3,558,629	$4,690,829
LIABILITIES
Current Liabilities
Accounts payable	$175,994	$156,339
Accrued liabilities	135,425	155,306
Asset retirement obligations	27,366	33,286
Derivative financial instruments		2,661
Current maturities of long-term debt	6,230	11,395
Total Current Liabilities	345,015	358,987
Long-term debt, less current maturities	4,007,081	4,597,037
Asset retirement obligations	505,806	453,799
Derivative financial instruments	-	1,358
Other liabilities	5,000	8,370
Total Liabilities	4,862,902	5,419,551
Commitments and Contingencies
Stockholders’ Deficit
Preferred stock, $0.001 par value, 7,500,000 shares authorized at Sept. 30, 2015 and June 30, 2015
7.25% Convertible perpetual preferred stock, 3,000 shares issued and outstanding at September 30, 2015 and June 30, 2015	-	-
5.625% Convertible perpetual preferred stock, 797,759 and 812,759 shares issued and outstanding at September 30, 2015 and June 30, 2015, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 94,966,655 and 94,643,498 shares issued and
outstanding at September 30, 2015 and June 30, 2015, respectively	474	472
Additional paid-in capital	1,844,611	1,843,918
Accumulated deficit	(3,149,359)	(2,573,113)
Total Stockholders’ Deficit	(1,304,273)	(728,722)
Total Liabilities and Stockholders’ Deficit	$3,558,629	$4,690,829

ENERGY XXI LTD
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,
	2015	2014

Revenues
Oil sales	$178,908	$370,155
Natural gas sales	23,485	34,561
Gain on derivative financial instruments	55,430	56,725
Total Revenues	257,823	461,441

Costs and Expenses
Lease operating	94,622	142,585
Production taxes	757	3,093
Gathering and transportation	14,978	9,188
Depreciation, depletion and amortization	124,024	159,140
Accretion of asset retirement obligations	14,784	12,819
Impairment of oil and natural gas properties	904,669	-
General and administrative expense	22,189	26,424
Total Costs and Expenses	1,176,023	353,249

Operating Income (Loss)	(918,200)	108,192

Other Income (Expense)
(Loss) income from equity method investees	(10,746)	959
Other income, net	494	951
Gain on early extinguishment of debt	458,278	-
Interest expense	(103,218)	(66,263)
Total Other Income (Expense), net	344,808	(64,353)

Income (Loss) Before Income Taxes	(573,392)	43,839

Income Tax Expense (Benefit)	-	16,649

Net Income (Loss)	(573,392)	27,190
Preferred Stock Dividends	2,854	2,872
Net Income (Loss) Attributable to Common Stockholders	$(576,246)	$24,318

Earnings (Loss) per Share
Basic	$(6.08)	$0.26
Diluted	$(6.08)	$0.24

Weighted Average Number of Common Shares Outstanding
Basic	94,778	93,833
Diluted	94,778	102,300

ENERGY XXI LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended September 30,
	2015	2014

Cash Flows From Operating Activities
Net income (loss)	$(573,392)	$27,190
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	124,024	159,140
Impairment of oil and natural gas properties	904,669	-
Deferred income tax expense	-	16,369
Gain on early extinguishment of debt	(458,278)	-
Change in fair value of derivative financial instruments	(36,688)	(55,095)
Accretion of asset retirement obligations	14,784	12,819
Loss (income) from equity method investees	10,746	(959)
Amortization and write-off of debt issuance costs and other	5,581	2,744
Deferred rent	2,288	-
Stock-based compensation	383	1,779
Changes in operating assets and liabilities
Accounts receivable	39,606	23,313
Prepaid expenses and other assets	(14,122)	7,661
Settlement of asset retirement obligations	(40,631)	(14,907)
Accounts payable and accrued liabilities	(48,203)	23,896
Net Cash Provided by (Used in) Operating Activities	(69,233)	203,950

Cash Flows from Investing Activities
Acquisitions, net of cash	(2,227)	(287)
Capital expenditures	(68,656)	(280,010)
Insurance payments received	976	-
Change in equity method investments	-	1,282
Transfer to restricted cash	(12)	-
Proceeds from the sale of properties	3,787	6,947
Other	112	(80)
Net Cash Used in Investing Activities	(66,020)	(272,148)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	311	2,217
Dividends to shareholders – common	-	(11,264)
Dividends to shareholders – preferred	(2,863)	(2,872)
Proceeds from long-term debt	-	510,120
Payments on long-term debt	(99,792)	(454,042)
Payment of debt assumed in acquisition, net of cash acquired	(25,187)	-
Fees related to debt extinguishment	(1,580)	-
Debt issuance costs	(4)	(2,250)
Other	(1,019)	(17)
Net Cash Provided by (Used in) Financing Activities	(130,134)	41,892

Net Decrease in Cash and Cash Equivalents	(265,387)	(26,306)
Cash and Cash Equivalents, beginning of period	756,848	145,806
Cash and Cash Equivalents, end of period	$491,461	$119,500

Other Information - Gain on Derivative Financial Instruments
(Unaudited)

	Three Months Ended September 30,
Gain (loss) on derivative financial instruments	2015	2014

Cash Settlements, net of purchased put premium amortization	$18,742	$(1,734)
Proceeds from monetizations	-	3,364
Change in fair value	36,688	55,095
Total gain on derivative financial instruments	$55,430	$56,725

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, access to capital and ability to fund drilling costs and otherwise meet Energy XXI’s obligations, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements.  Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

About the Company
Energy XXI is an independent oil and natural gas development and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Enquiries of the Company

Greg Smith
Vice President, Investor Relations
713-351-3149
gsmith@energyxxi.com

David Griffith
Associate, Investor Relations
713-351-3176
dgriffith@energyxxi.com